                                                                 EXHIBIT 10.78
                                                                       F-98627


                            COAL SUPPLY AGREEMENT

            THIS AGREEMENT, made and entered into effective the 31st day of December, 1997, by and between, LESLIE RESOURCES, INC.(hereafter called Seller), being a Kentucky corporation having its principal offices at Hazard, Kentucky, and KENTUCKY UTILITIES COMPANY, (hereafter called KU), a Kentucky corporation, having its principal office at Lexington, Kentucky;

                                 WITNESSETH:

            That, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

      SECTION I. TERM AND TERMINATION. Subject to the provisions of Section V and XII, and unless sooner terminated as elsewhere herein provided, this Agreement shall commence January 1, 1998 and end December 31, 2000.

      SECTION II. QUANTITIES OF COAL TO BE SOLD, PURCHASED AND DELIVERED; MANNER OF DELIVERIES.

            1. As used in this Agreement, "ton" shall mean a short ton of 2,000 pounds avoirdupois weight. "Month" shall mean a calendar month; and "Contract Year" shall mean a period of twelve successive months commencing on any January 1 within the term hereof. "As-received" shall mean at unloading at E.W. Brown.

            2. In accordance with and subject to all terms, provisions and conditions herein, during the term hereof, Seller shall sell and ship to KU, and KU shall purchase, receive and pay

Seller for, a Base Quantity of 1,200,000 tons of coal. This Base Quantity shall be sold, purchased and delivered in the quantities set forth below in subparagraph (a), as ratable on a monthly basis as possible.

      (a) During the term, the quantities of coal to be sold, purchased and delivered hereunder shall be as follows:

                      PERIOD                         BASE QUANTITY
                      ------                         -------------
             January 1, 1998 through                  400,000 tons
                December 31, 1998

             January 1, 1999 through                  400,000 tons
                December 31, 1999

             January 1, 2000 through                  400,000 tons
                December 31, 2000

      (b) Deliveries shall be by unit trains of 60 to 80 cars, with deliveries spaced evenly throughout the period.

      (c)   At KU's option, delivery may be in rail cars provided by KU.

      (d) KU will coordinate with Seller in mutually scheduling all trains delivering coal under this Agreement.

      SECTION III.  SOURCE AND SHIPMENT OF, AND TITLE TO, COAL.

            1. The primary source of coal to supply the requirements of this Agreement shall be Seller's mines in Perry, Knott, Letcher, Breathitt, and Leslie Counties, Kentucky, consisting of its mine Permits listed in Exhibit (A) and including any areas or seams adjacent or nearby which may hereinafter be added through additional Permits or by renewal or modification of existing Permits. Seller may substitute

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comparable quality coal from other operations that Seller controls now or in the future, so long as such coal (A) is delivered to KU at no greater delivered cost per million BTU including taxes, (B) is of a quality and in conformity with the Specifications set forth in Section IV and (C) prior written approval for such substitution has been obtained from KU, which shall not be unreasonably withheld.

      It is understood that Seller may from time to time purchase small quantities of coal from independent third parties in the ordinary course of Seller's business, and that such coal may also be commingled with Seller's production and shipped to KU provided each of the conditions of subpart (a) and
(b) above are fully satisfied.

            2. Seller represents and warrants that the coal reserves now controlled by Seller and the production capacity are sufficient to satisfy all the requirements of this Agreement. It is understood that some of the production may be sold to purchasers other than KU; provided, however, that Seller shall, at all times while this Agreement remains in effect, maintain sufficient coal reserves and production capacity for Seller's full performance of its obligations hereunder.

            3. Seller shall prepare and load the coal into railroad cars, including as above specified, at KU's election, cars provided by KU. Seller shall load the coal at Seller's loading point at Typo, Kentucky. Notwithstanding any of the foregoing provisions of this Section III, coal shall be loaded by

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Seller at a fast loading tipple which shall have the capacity of loading a unit train within four (4) hours, and shall otherwise conform to the definition of a fast loading tipple as contained in the tariffs of the carrying railroad.

      Seller shall deliver the coal to KU f.o.b. the railroad cars at the loading facility at Typo.

            4. KU and Seller hereby agree among themselves to be responsible for any rail deficit charges because of movement of less than required minimum in the same proportion that each party has caused the incurrence of such deficit, except in the case of Force Majeure.

            5. Coal mined, processed, and transported under this Agreement shall comply in all material respects, with all applicable federal, state, and local laws and regulations.

      SECTION IV.  QUALITY AND SPECIFICATIONS OF COAL.

            1.    GENERAL.  Coal delivered hereunder shall be:

      (a)   coal meeting the Specifications set out in Paragraph 2(a) below,

      (b) coal shall be freeze-proofed by Seller upon reasonable notice by KU to Seller. Costs of freeze-proofing shall be borne by KU upon a calculation to be mutually agreed upon.

            2.    SPECIFICATIONS.

      (a) All coal received hereunder shall, on an as-received basis, meet the following specifications:

     Calorific Value                                 12,000 BTU/lb.
     Ash                                             12.00% Maximum

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

     Moisture                                        10.00% Maximum
     Grindability (hardgrove Index)                  45 Minimum
     Ash Softening (H=1/2W)
     (Temperature in reducing atmosphere)            2300 DEG. F Minimum
     Volatile Matter                                 32% Minimum
     Fixed Carbon                                    42%
     S02**                                           2.75 lbs/MMBTU Maximum
     Percent Sulfur                                  0.80% Minimum *
     Sizing                                          2" x 0
     Fines (less than 1/4")                          35% Maximum

      *The stated Percent Sulfur of 0.80% Minimum shall be effective for only such time as KU does not experience operating difficulties. If, in KU's sole judgment, operating difficulties are encountered, KU shall notify Seller in writing of such difficulties. KU and Seller shall then attempt to reach a mutually agreeable solution to increase the sulfur content of coal shipments hereunder in order to alleviate the operating difficulties (including potential purchase by Seller of third party coal for a portion of the coal required hereunder). If no mutually agreeable solution can be reached within 30 days of KU's notification to Seller of operating difficulties, either party may terminate this agreement without incurring further obligation or liability hereunder.

      (b) All coal to be delivered hereunder, on an as-received basis, shall be classified as rejectable at the qualities specified below:

      Calorific Value                                  11,500 BTU/lb. Minimum
      Ash                                              14.50% Maximum
      Moisture                                         12.00% Maximum
      Grindability (Hardgrove Index)                   42 Minimum
      Ash Softening (H=1/2W) (Temperature              2300 DEG. F Minimum
      in reducing atmosphere)
      Volatile Matter                                  32% Minimum
      S02**                                            2.75 lbs/MMBTU Maximum
      Percent Sulfur                                   0.80% Minimum
      Fines (less than 1/4")                           45% Maximum

                  20,000
      **SO2 = ---------------- x % Sulfur
                  BTU/lb

      (c) KU shall have the right to classify as rejectable any trainload of coal which, when sampled and analyzed in

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            accordance with the provisions of Section VIII, fails to meet the
            Specifications set out in Paragraph 2(b) of this Section IV. If
            KU does reject coal failing to meet such Specifications, and the coal has not been unloaded from the railroad cars, Seller shall forthwith remove the coal from the property where the coal is to be unloaded from railcars. Should KU reject any railcar load(s) of coal in any shipment, Seller shall arrange for the removal at Seller's cost of such rejected car(s). Seller's removal cost shall include, but not be limited to, all costs assessed by the railroad, reconsignment charges, transportation charges, and demurrage charges. In addition, if the rejected car(s) of coal are KU-provided car(s), then Seller shall also pay the per diem and mileage charges as defined in the Car Hire Tables of the Official Railway Equipment Register, ICC-RED-6411 Series, as amended. Such per diem charges shall be effective as of the first 7:00 AM following KU's rejection until the railcar(s) are unloaded at a destination specified by Seller and then returned to a destination specified by KU (or by the railroad, if applicable) for further utilization. Such mileage charges shall be based on the loaded and empty miles traveled by the rejected car(s) from the point of rejection to such specified return

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            destination.  If one or more trains  received hereunder by KU during any calendar month are classified by KU as rejectable coal, or if KU has other reasonable grounds to anticipate that further shipments will be rejectable coal, KU shall have the option of stopping further shipments of coal by Seller until such time as Seller furnishes to KU reasonable assurance that the quality of coal to be shipped hereunder will meet the Specifications in Paragraph 2(a). In lieu of rejecting the coal, KU may at its option purchase the rejected coal on a basis mutually agreed upon.

      SECTION V. PRICES OF COAL Prices hereafter specified are to be paid by KU to Seller for coal delivered and accepted hereunder. Such prices shall not be increased by increases in Seller's cost of Production, except such prices shall be subject only to the Adjustments herein specified in Section V.1 and V.2.

            1. BEGINNING JANUARY 1, 1998. The Price to be paid by KU to Seller for coal delivered and accepted hereunder, shipped by Seller from Typo Kentucky shall be as follows:

      PERIOD COAL RECEIVED          PRICE PER TON F.O.B. RAILCAR
      --------------------          ----------------------------
      January 1, 1998 through
      December 31, 1998                         $20.55

      Such price shall remain fixed during the contract year.

            2. BEGINNING JANUARY 1, 1999 AND JANUARY 1, 2000. Buyer and Seller will begin price negotiation for each year, 1999 & 2000, by September 1 of the preceding year, with the intent to

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reach a mutually agreed price which would begin on January 1, 1999 or January
1, 2000, as appropriate. Such prices shall remain fixed during each contract year.

      If mutual agreement cannot be reached by November 1, of either year, this coal supply agreement will terminate on December 31, 1998 or December 31, 1999, as appropriate, without either party incurring further obligation or liability.

            3. The above price shall be subject to adjustment only in the event that new applicable federal or state statutes, regulations, or other governmental impositions, including but not limited to tax increases or decreases that occur after January 1, 1998, which cause Seller's cost for providing coal to KU under this Agreement to increase or decrease. Seller shall promptly notify KU of any such changes and supply sufficient documentation for KU to verify any such changes. Such adjustments shall be made effective on the first day of the calendar month following the effective date of any change, (except when such change is effective on the first day of the month in which case the adjustment shall be made as of such date).

      SECTION VI.  CALORIFIC, ASH AND S02 ADJUSTMENTS.

            1. As soon as practicable after the end of each month, KU shall determine and report to Seller the weighted average calorific value, in BTU per pound, the weighted average ash content, in percent, and the weighted average S02 value, in pounds per MMBTU, from the weights of such coal determined as provided in Section VII and from analyses thereof made as

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provided in Section VIII. The debits or credits resulting from the calorific, ash and SO2 adjustments described in the following paragraphs (2), (3), (4), and (5) will be made by the end of the following month.

            2. CALORIFIC ADJUSTMENT. Such weighted average calorific value shall be used in adjusting the price of coal in the following manner. The F.O.B. Railcar Price then in effect, specified and determined as provided in Section V, but before any Ash or S02 Adjustment provided for hereafter in this Section VI, shall be adjusted to reflect variation from 12,000 BTU per pound in such weighted average calorific value of the coal received, in arriving at the price (exclusive of any Ash or SO2 Adjustment) to be paid by KU to Seller for such coal, in accordance with the following formula (assuming, for purposes of illustration, an adjusted price, prior to the Calorific Adjustment, of $20.55):

      ACTUAL BTU/LB. - 12,000 x $20.55 = Premium/Penalty Per Ton
      -----------------------
            12,000

            3. ASH ADJUSTMENT.

      (a) If no more than two individual shipment received in a month exceeds 13.50% ash, KU shall determine the weighted average ash percentage of coal received during such month, and:

            (i) If the monthly weighted average percent of ash is in excess of 13.00% and is less than or equal to 14.00%, the downward price adjustment shall be $0.20/ton per percent with a base of 13.00%, I.E.,

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                  $0.20/  ton x (monthly weighted ash %-13.00%) = downward price adjustment).
                  Example: Monthly weighted average ash analysis 13.50%, $0.20/ton x (13.50%-13.00%) = $0.10/ton is the downward price adjustment.

            (ii) If the monthly weighted average percent of ash is greater than 14.00%, and is less than or equal to 15.00%, the downward price adjustment shall be $0.40/ton per percent with a base of 13.00% I.E., $0.40/ton x (monthly weighted ash % - 13.00%) = downward price adjustment.
                  Example: Monthly weighted average ash analysis 14.50%, $0.40/ton x (14.50% - 13.00%) = $0.60/ton is the downward price adjustment.

         (iii) If the monthly weighted average percent of ash is greater than 15.00%, the downward price adjustment shall be
                  $0.70/ton  per  percent  with  a  base  of  $13.00%,   I.E.,
                  $0.70/ton x (monthly weighted ash % - 13.00%) = downward price adjustment.
                  Example: Monthly weighted average ash analysis 15.50%, $0.70/ton x (15.50% - 13.00%) = $1.75/ton is the downward price adjustment.

      (b) If the percent of ash of three or more shipments received in a month is greater than 13.50%, then the ash penalty for the entire month shall be computed on a

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

            shipment by shipment basis.

            (i) If the shipment percent of ash is in excess of 13.00% and is less than or equal to 14.00%, the downward price adjustment shall be $0.20/ton per percent with the base of 13.00%, I.E., $0.20/ton x (shipment ash % - 13.00%) =
                  downward price adjustment.
                  Example:  Shipment  ash  analysis  is  13.50%,  $0.20/ton  x
                  (13.50%  -  13.00%)  =  $0.10/ton  is  the  downward   price
                  adjustment.

            (ii) If the shipment percent of ash is greater than 14.00% and is less than or equal to 15.00%, the downward price adjustment shall be $0.40/ton per percent with a base of 13.00%, I.E., $0.40/ton x (shipment ash % - 13.00%) -
                  downward price adjustment.
                  Example:  Shipment  ash  analysis  is  14.50%,  $0.40/ton  x
                  (14.50%  -  13.00%)  =  $0.60/ton  is  the  downward   price
                  adjustment.

         (iii) If the shipment percent of ash is greater than 15.00%, the downward price adjustment shall be $0.70/ton per percent with a base of 13.00%, I.E., $0.70/ton x (shipment ash % - 13.00%)
                  = downward price adjustment.
                  Example: Shipment ash analysis 15.50%, $0.70/ton

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

                  x (15.50% - 13.00%) - $1.75/ton is the downward price adjustment.

      4. SO2 ADJUSTMENT.

      (a) Such weighted average S02, value shall be used in adjusting the price of coal in the following manner. The price of coal accepted containing a monthly weighted average S02 in excess of the 2.75 lbs./mmbtu guarantee will be adjusted downward according to the following formula:

      (ACTUAL S02 - 2.75) (ACTUAL BTU/LB.)
      ------------------------------------
                  9434              = $ per ton downward adjustment

            Example: Monthly weighted average SO2 = 3.00; monthly weighted average BTU per lb. = 12,000: SO2 Guarantee = 2.75.

      (3.00 - 2.75) (12.000)
      ----------------------
                  9434        = $0.32 per ton downward adjustment

      (b) If any individual shipment received in a month exceeds E.W. Brown's State Implementation Plan limit of 5.15 Lbs. S02/mmbtu, KU shall reduce said shipment by $2.00 per ton. This reduction is in addition to any S02 adjustment as stated in Section VI, paragraph 4(a).

            5. COMBINATION OF ADJUSTMENTS. The 11,500 BTU per pound Minimum Calorific Value, 14.50% Maximum Ash, and 2.75 Lbs./mmbtu maximum SO2, Specifications in Paragraph 2(b) of Section IV shall apply in the determination of coal rejectability; but if KU receives and burns coal not meeting

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Specifications in Paragraph 2(a) of Section IV, the actual BTU per pound, actual
Ash content and actual SO2/mmbtu of the coal shall be used in computation of the Adjustments provided for in this Section VI. When the Calorific Adjustment, Ash Adjustment, and SO2 Adjustment have been independently made as above provided, the results shall be combined, and the final adjustment to the price payable for such coal is so determined.

      SECTION VII. WEIGHT DETERMINATIONS. The determinations of the weight of the coal, for purposes of payment, shall be made by the rail carrier on its scales or other scales approved by rail carrier.

      SECTION VIII.  SAMPLING AND ANALYSIS.

            1. The Seller has sole responsibility for quality control of the coal and shall forward its loading quality to KU as soon after train loading as practicable. KU will, for purposes of payment, take a representative sample at E.W. Brown of each shipment. Samples taken by KU, for purposes of payment, shall be taken in accordance with KU's approved procedures of sampling. The analyses shall be performed in KU's laboratory in accordance with KU's approved methods. Each sample shall be analyzed for the as-received average moisture, ash, BTU and sulfur content.

            2. KU shall compute the as-received weighted average moisture, ash, BTU and sulfur content for all coal received during each calendar month. Such calculations and payment of any

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

premium/penalty adjustments will be delivered to Seller before the end of the following month. The values so determined shall be binding upon the parties unless and until it is established, by one or more independent laboratories using the referee sample as designated in Section VIII.3., that such analyses or calculations have been erroneous.

            3. Prior to testing, each gross sample shall be divided into four equal portions and used as follows: one shall be analyzed to determine the quality of the coal; one shall be available for Seller (Seller sample); one shall be retained by KU, as the referee sample for a period of 30 days. If requested by either party, such retained referee sample will be sent to the location mutually agreed to for testing. All testing of any such sample by third parties shall be at requester's expense unless the results differ by more than the applicable ASTM reproducibility standards, in such case, KU will pay for testing. If the independent laboratory results differ by more than the applicable ASTM reproducibility, independent laboratory results will govern.

            4. KU shall provide to Seller by mail or more expedient methods as required, the as-received weighted average moisture, ash, BTU and sulfur content of each sample.

            5. Seller shall have the right to inspect, observe the operation of any sampling device or appurtenance thereto, sample crusher, reducer, sample container, laboratory equipment

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or procedure of KU. A proven deficiency in KU's sampling or testing procedures or facilities discovered by Seller shall be brought to KU's attention, and KU shall take any needed corrective action.

      SECTION IX. BILLING AND PAYMENT. Seller shall invoice KU for coal in each shipment. Such invoices shall be itemized to the extent required by KU, and shall be paid within 15 days after receipt of coal and receipt of invoice by KU.

      SECTION X. RECORDS AND AUDITS. Seller shall maintain accurate and complete books of account and records regarding coal delivered hereunder. KU, or independent consultants or firms designated by KU, shall have the right at all times to observe and inspect Seller's operations, and at any reasonable time or times to examine and audit all pertinent books of account and records of Seller for the purpose of verifying transactions and matters hereunder. If any such examination or audit discloses that an error has occurred and resulted in an overpayment or underpayment hereunder, the amount thereof shall be established and promptly paid, by the owing party, to the party owed. This provision shall survive the termination or expiration of this Agreement.

      SECTION XI.   COMPLIANCE   WITH  LAWS,   REGULATIONS,   POLICIES   AND
RESTRICTIONS.

            1. The parties recognize that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt laws, regulations, policies and/or restrictions which

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will make it impossible or commercially impractical for Seller to continue delivery hereunder. If as a result of the adoption of such laws, regulations, policies or restrictions, or change in interpretation or enforcement thereof Seller decides that it will be impossible, or economically or otherwise impracticable for Seller to continue delivery hereunder, Seller shall so notify KU, and thereupon Seller and KU shall promptly consider whether corrective actions can be taken in the mining and preparation of the coal at the mine and/or in the handling and utilization of the coal at KU's E.W. Brown Station; and if in Seller's judgment such actions will not, without unreasonable expense to Seller, make it possible and practical for Seller to continue to deliver coal hereunder and without violating any applicable law, regulation, policy or restriction, Seller shall have the right, upon notice to KU, to terminate this Agreement without further obligation hereunder on the part of either party; provided, however, that if the impracticality pursuant to this Section XI of Seller's continuing to deliver coal hereunder is only on economical grounds, KU may, at its option, prevent such termination by agreeing to reimburse Seller for such expense to the extent that Seller deems such expense to be unreasonable.

            2. The parties also recognize that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt laws, regulations, policies and/or restrictions or change in interpretation or enforcement thereof which will make it impossible or commercially impracticable for

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KU to utilize at E.W. Brown, this or like kind and quality coal which thereafter would be delivered hereunder. If as a result of the adoption of such laws, regulations, policies or restrictions, KU decides that it will be impossible or economically or otherwise impracticable for KU to utilize at KU's E.W. Brown Station coal which would be delivered hereunder, KU shall so notify Seller, and thereupon KU and Seller shall promptly consider whether corrective actions can be taken in the mining and preparation of the coal at the mine and/or in the handling and utilization of the coal at KU's said Station; and if in KU's judgment such actions will not, without unreasonable expense to KU, make it possible and practical for KU to so utilize coal which thereafter would be delivered hereunder and without violating any applicable law, regulation, policy or order, KU shall have the right, upon notice to Seller, to terminate this Agreement without further obligation hereunder on the part of either party; provided, however, that, if the impracticality pursuant to this Section XI of KU's utilizing the coal is only on economical grounds, Seller may, at its option, prevent such termination by agreeing to reimburse KU for such expense to the extent that KU deems such expense to be unreasonable.

      SECTION XII.  FORCE MAJEURES.

            1. DEFINITION. The term "force majeure" as used herein shall mean any and all causes reasonably beyond the control of the party failing to perform, such as but not limited to acts of God, acts of the public enemy, insurrections, riots,

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labor disputes, government closures, boycotts, labor and material shortages, fires, explosions, floods, breakdowns or outages (including scheduled outages for maintenance or repairs) of or damage to plants, equipment or facilities, interruptions to power supplies or transportation, embargoes, and acts of military or civil authorities, which wholly or partly prevent the mining, processing, loading and/or delivering of the coal by Seller, or the receiving, accepting and/or utilizing of the coal by KU. As used in the preceding sentence, the phrase "prevent the receiving or accepting" (of the coal by KU) shall include, but not be limited to, breakdowns or outages of the material handling systems at the E.W. Brown Station. The parties recognize that coal purchased by KU hereunder is intended by it for use in its E.W. Brown Station. As used in this Paragraph, "scheduled outages for maintenance or repairs" includes, but is not limited to, outages determined by KU to be necessary for warranty inspections, periodic major overhauls, identification and/or correction of causes of unsatisfactory performance including but not limited to failure to meet environmental requirements, and/or performance of maintenance or repairs reasonably believed to be necessary to the avoidance of involuntary or forced outages. The outages do not include outages for normal maintenance performed on an annual basis. Each party shall promptly notify the other party following commencement of a force majeure.

            2. EFFECT HEREUNDER--GENERAL. If because of a force majeure either party is unable to carry out any of its

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obligations under this Agreement (other than the obligation to pay money in connection with performance of the Agreement), and if such party shall promptly give to the other party written notice of such force majeure, then the obligations of the party giving such notice and the corresponding obligations of the other party shall be suspended to the extent made necessary by such force majeure and during its continuance; provided, however, that the party giving such notice shall act promptly in reasonable manner to eliminate such force majeure. Either party shall have the right to elect to suspend the production, delivery, receipt, acceptance and/or sale or purchase of coal, as the case may be, for the period of time during which such force majeure exists; and, in the event of a force majeure declared by Seller, KU, if it so elects, shall have the right during such period to purchase coal from other sources, and, in the event of a force majeure declared by KU, Seller, if it so elects, shall have the right during such period to sell coal to others. Any deficiencies in deliveries of coal hereunder caused by force majeures shall not be made up except by mutual consent; but if Seller for any reason other than a KU force majeure fails to deliver coal to KU pursuant to normal established shipment schedules but does not notify KU of the occurrence of a force majeure, KU shall have the right to require, but shall not be obligated to accept, make-up tonnages or deliveries of tonnages so lost, at the price in effect when lost.

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

            3. TERMINATION FOR PROTRACTED FORCE MAJEURE(S). If (A) a force majeure occurs, (B) the obligations of the parties are suspended pursuant to provisions of this Section XII, (C) such condition (alone or extended by other force majeures) continues so that the obligations of the parties remain suspended for a period of six months, and (D) at the end of such six months or at any time thereafter during the continuance of the force majeure(s) the party other than the party suffering the force majeure(s), in the exercise of reasonable judgment, concludes that there is no likelihood of discontinuance in the immediate future of the force majeure(s) or the resulting suspension of the obligations of the parties, then such party may terminate this Agreement without liability to the party suffering the force majeure(s) by giving to such party sixty days written notice of intention to terminate, unless the force majeure(s) are discontinued and the obligations are restored within such sixty days.

      SECTION XIII.  WAIVERS AND REMEDIES.

            1. The failure of either party to insist in any one or more instances upon strict performance of any provision of this Agreement by the other party, or to take advantage of any of its rights hereunder, shall not be construed as a waiver by it of any such rights with respect to any subsequent non-performance of such provision or other matter hereunder; but the provision shall retain its effectiveness and enforceability, and the rights of

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

the parties shall continue and remain in full force and effect.

            2. If, at the time a party takes action hereunder requested or demanded by the other party, the party taking the action gives written notice that it is doing so under protest and without agreement as to the appropriateness of the action, then the taking of the action, even if thereafter repeated without further notice, shall not give rise to application of the principles of contemporaneous construction by the parties.

            3. Each remedy specifically provided for under this Agreement shall be taken and construed as cumulative and in addition to every other remedy provided for herein or by law.

            4. Except with respect to a termination by either party pursuant to the provisions of Section XV, no default by either party in the performance of any of its covenants or obligations hereunder, which except for this provision would be the legal basis for the right of rescission or termination of this Agreement by the other party, shall give or result in such a right unless and until the defaulting party shall fail to correct or take all such actions as are necessary to correct such default within thirty days after written notice of claim of such default is given to the defaulting party by the other party.

      SECTION XIV.  NOTICES.

            1. Any notice, request, consent, demand, report or statement which is given to, or served upon, any party under any provision of or in relation to this Agreement, shall be in

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

writing unless otherwise specifically provided herein, and shall be treated as duly delivered when the same either is personally delivered to the President or Vice President of KU in case of a notice to KU, or personally delivered to the President or a Vice President of Seller in the case of a notice to Seller, or is deposited in the United States mail, postage prepaid, and properly addressed as follows:

     If the notice is to KU,

            Mr. Wayne T. Lucas
            Senior Vice President
            Kentucky Utilities Company
            One Quality Street
            Lexington, Kentucky  40507

            Copy to: President
            Kentucky Utilities Company
            One Quality Street
            Lexington, Kentucky  40507

     (or to such other person or such other address as KU shall have designated by due notice to Seller),

     and

     If the notice is to Seller,

            Leslie Resources, Inc.
            1921 Tori Drive
            Hazard, Kentucky  41701
            Attn:  Mr. Greg Wells, President

     (or to such other person or such other address as Seller shall have designated by due notice to KU).

            2. Notwithstanding the provisions in Paragraph 1, any notice, request or demand pertaining to routine matters of an operating nature may be delivered by mail, messenger, telephone, telegraph, telecopy or orally to the party being notified as may be appropriate, and, if given by telephone, telegraph, telecopy

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

or orally, shall be confirmed in writing as soon as practicable thereafter, if the party to which the notice is given so requests in any particular instance.

      SECTION XV.  ASSIGNMENT.

            1. Seller shall not, without KU's prior written consent, make any assignment or transfer of this Agreement, by operation of law or otherwise, including any assignment or transfer as security for any obligation, and shall not assign or transfer the performance of or right or duty to perform any obligation of Seller hereunder; provided, however, that Seller may assign the right to receive payments for coal directly from KU, as part of any accounts receivable financing or other revolving credit arrangement which Seller may have now or at any time during the term of this Agreement.

            2. KU shall not, without Seller's prior written consent, assign this Agreement or any right or the performance of or right or duty to perform any obligation of KU hereunder; except that, without such consent, KU may assign this Agreement in connection with and as part of a sale and transfer by KU of all or a part interest in KU's E.W. Brown Generating Station, or as part of a merger or consolidation involving KU.

            3. In the event of any assignment or transfer contrary to the provisions of this Section XV, the party not making such assignment or transfer may terminate this Agreement immediately.

      SECTION XVI. HEADINGS NOT TO AFFECT CONSTRUCTION. The

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

headings of the Sections, Paragraphs and Subparagraphs of this Agreement are for convenient reference, and do not constitute any part of the provisions hereof; nor shall the heading control or affect the meaning, construction or effect of such provisions.

      SECTION XVII. WRITTEN INSTRUMENT CONTAINS ENTIRE AGREEMENT. This written instrument contains the entire agreement between the parties in respect of the subject matter; and there are no other understandings or agreements between the parties in respect thereof.

      SECTION XVIII.   CONSTRUCTION OF AGREEMENT.   This  Agreement  shall  be
governed by and construed according to the laws of the State of Kentucky.


      IN TESTIMONY WHEREOF, witness the signatures of the parties, as of the day and year written first above.


                                    LESLIE RESOURCES, INC.


                                    By:   /S/ GREG WELLS - PRES.
                                          -----------------------------
                                          Greg Wells, President



                                    KENTUCKY UTILITIES COMPANY


                                    By:   /S/ MICHAEL R. WHITLEY /S/WTL
                                          -----------------------------
                                          Michael R. Whitley, President


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

                                 Exhibit (A)

                                                                                                         STATE       FEDERAL
            PERMITTEE            OPERATOR                   MINES                    COUNTY   STATE    PERMIT #      MSHA #

      Leslie Resources, Inc.  Leslie Resources, Inc.  Job #2-Walkers Branch          Knott     KY      860-0315      15-17013
                                                                                     Knott     KY      860-0356      15-17013
      Leslie Resources, Inc   Leslie Resources, Inc.  Job #5-Chavies                 Perry     KY      897-0323      15-16606
                                                                                                       987-0345
      Leslie Resources, Inc   Leslie Resources, Inc.  Job #6-Wooten                  Leslie    KY      866-0196      15-17281

      Leslie Resources, Inc   Leslie Resources, Inc.  Job #8-Big Creek               Perry     KY      866-0219      15-17534
(A)   Kem Coal, Inc.          Leslie Resources, Inc.  Job #8-Big Creek               Perry     KY      886-0225
      Leslie Resources, Inc   Leslie Resources, Inc.  Job #8-Big Creek               Perry     KY      866-0226

(A)   Mountain Clay, Inc.     Leslie Resources, Inc.  Job #24-Camp Creek             Leslie    KY      866-0229      15-17746
(A)   Kem Coal, Inc.          Meade & Sheperd Coal    Job #25-Pads Branch            Perry     KY      497-0122      15-17747
(A)   Kem Coal, Inc.          Leslie Resources, Inc.  Job #28-Ball Creek             Perry     KY      860-0351      15-17838
(A)   Mountain Clay, Inc.     Meade & Sheperd Coal    Job #27-Perkins                Perry     KY      897-0384      15-17747
(A)   Kem Coal, Inc.          Leslie Resources, Inc.  Job #31-Little Willard         Perry     KY      897-0358      15-10180
(A)   Kem Coal, Inc.          Leslie Resources, Inc.  Job #30-Briar Fork             Perry     KY      897-0369      Pending


                                   LOADOUT

(A)   Acecc, Inc.             Leslie Resources, Inc.  Typo Tipple-Station No. 42621  Perry     KY      897-6002      15-13495

      (A) All these companies are subsidiaries of Leslie Resources Management, Inc., which is a holding company formed by Mr. Greg Wells who owns a 100% of Leslie Resources Management, Inc. and Leslie Resources, Inc.



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